U.S. Well Services Announces First Quarter 2019 Financial

and Operational Results

HOUSTON – May 7, 2019 – U.S. Well Services, Inc. (the “Company”, “U.S. Well Services” or “we”) (NASDAQ: USWS) today reported first quarter 2019 financial and operational results.

Year to Date 2019 Highlights

•	Deployed the Company’s first next-generation, all-electric hydraulic fracturing fleet in early January
•	Finalized a long-term electric frac fleet contract with Shell that provides for a next-generation electric frac fleet to begin work in Q1 2020 for up to four years
•	Successfully completed warrant exchanges resulting in the exchange of 2,925,712 shares of Class A Common Stock for 22,505,365 Public Warrants
•	Total revenue increased 18% to $139.8 million compared to $118.4 million in the fourth quarter of 2018
•	Net loss attributable to the Company of $22.3 million compared to net loss of $47.3 million in the fourth quarter of 2018
•	Adjusted EBITDA(1) increased 43% to $28.0 million compared to $19.5 million in the fourth quarter of 2018
•	Averaged 11.0 active fleets during the quarter, on an average of 11.0 fleets available
•	Entered into two new debt financings, including a $250 million Senior Secured Term Loan Credit And Guaranty Agreement and a $75 million Asset-Backed Revolving Credit Facility

(1)	Adjusted EBITDA is a Non-GAAP financial measure. Please read “Non-GAAP Financial Measures.”

“U.S. Well Services continued to execute its long-term strategy during the first quarter of 2019, deploying the first of our next-generation, all-electric frac fleets,” said Joel Broussard, President and Chief Executive Officer. “Our electric frac fleets worked for three different customers during the quarter, helping to educate the market as to the benefits of our proprietary electric frac technology, including significant fuel cost savings, efficiency gains, emission and noise reductions and HSE benefits. The new long-term contract we executed with Shell is further evidence of both the increasing interest and rate of adoption for the technology.

The strategic transactions we executed over the course of the last several months, including the successful warrant exchanges and the new debt financings simplified our capital structure and will provide us with the capital and liquidity to continue to grow our market share in the U.S. hydraulic fracturing industry” concluded Mr. Broussard.

First Quarter 2019 Financial Summary

Revenue for the first quarter of 2019 increased 18% compared to the fourth quarter of 2018 primarily due to an increase in the number of active fleets working. During the quarter, certain of our fleets transitioned to new customers, reducing activity levels as the Company’s new customers prepared to begin operations.

Costs of services, excluding depreciation and amortization, for the first quarter of 2019 increased to $109.7 million from $105.8 million during the fourth quarter of 2018 primarily due to higher activity levels and labor costs incurred as the Company began staffing for upcoming fleet deployments.

Selling, general and administrative expense (“SG&A”) decreased to $8.6 million in the first quarter of 2019 from $19.6 million in the fourth quarter of 2018. Excluding stock-based compensation and transaction related costs, SG&A in the first quarter of 2019 was $6.5 million compared to $4.6 million in the fourth quarter of 2018. The increase in SG&A was primarily attributable to an increase headcount and professional fees resulting from becoming a public company.

Operational Highlights and Fleet Expansion

During the first quarter of 2019, the Company deployed its first next-generation, all-electric frac fleet in the Eagle Ford, and subsequently deployed the second such fleet in the Permian Basin in April 2019. Currently, the Company has 12 active frac fleets, with two working in the Appalachian Basin, five working in the Eagle Ford and five working in the Permian Basin.

The Company has contracts in place for four next-generation, all-electric fleets. Two are currently deployed, and the remaining two are expected to begin work in the second quarter of 2019 and the first quarter of 2020, respectively.

Balance Sheet and Capital Spending

As of March 31, 2019, total liquidity was $19.4 million, consisting of cash on the Company’s balance sheet, and total debt was $210.4 million. Net cash provided by operating activities for the first quarter of 2019 was approximately $13.0 million.

In May, the Company entered into two new debt facilities, consisting of a Senior Secured Term Loan Credit and Guaranty Agreement (“Term Loan Facilities”) for an aggregate principal amount of $250 million and a $75 million Asset-Backed Revolving Credit Facility (“ABL Facility”) subject to a borrowing base. Proceeds from the Term Loan Facilities will be used mainly to repay the Company’s existing long-term debt and fund growth capital expenditures. Upon closing, the ABL Facility was undrawn.

Capital expenditures during the first quarter of 2019 on an accrual basis were $155.1 million, which included spending of $107.5 million on growth initiatives, $22.0 million for fleet enhancements and $25.7 million of maintenance capital expenditures. Approximately 31% of first quarter 2019 maintenance capital expenditures was associated with fluid ends.

Outlook

Following the successful deployment of the Company’s second next-generation, all-electric frac fleet in April 2019, U.S. Well Services currently has 12 fleets deployed and fully utilized. One additional next-generation, all-electric frac fleet is expected to be deployed during the second quarter of 2019, resulting in 13 active fleets operating for the second half of the year and representing approximately 640,000 HHP.

Conference Call Information

The Company will host a conference call at 9:00 am Central / 10:00 am Eastern Time on Wednesday, May 8, 2019 to discuss financial and operating results for the first quarter of 2019 and recent developments. This call will also be webcast and an investor presentation will be available on U.S. Well Services’ website at http://ir.uswellservices.com/events-and-presentations/events. To access the conference call, please dial 201-389-0872 and ask for the U.S Well Services call at least 10 minutes prior to the start time or listen to the call live over the Internet by logging on to the Company’s website from the link above. A telephonic replay of the conference call will be available through May 15, 2019 and may be accessed by calling 201-612-7415 using passcode 13690517#.  A webcast archive will also be available at the link above shortly after the call and will be accessible for approximately 90 days.

About U.S. Well Services, Inc.

U.S. Well Services, Inc. is a leading provider of hydraulic fracturing services and a market leader in electric fracture stimulation. The Company’s patented electric frac technology provides one of the first fully electric, mobile well stimulation systems powered by locally supplied natural gas including field gas sourced directly from the wellhead. The Company’s electric frac technology dramatically decreases emissions and sound pollution while generating exceptional operational efficiencies including significant customer fuel cost savings versus conventional diesel fleets. For more information visit: www.uswellservices.com.

Forward-Looking Statements

The information above includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included herein concerning, among other things, availability under the Company’s credit facilities, benefits obtained from the refinancing of the Company’s debt, the Company’s financial position and liquidity, business strategy and objectives for future operations, results of discussions with potential customers and planned deployment and operation of fleets, are forward-looking statements. These forward-looking statements may be identified by their use of terms and phrases such as “may,” “expect,” “guidance,” “estimate,” “project,” “plan,” “believe,” “intend,” “achievable,” “anticipate,” “will,” “continue,” “potential,” “should,” “could,” “target” and similar terms and phrases. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties. These forward-looking statements represent the Company’s current expectations or beliefs concerning future events, and it is possible that the results described in this release will not be achieved. These forward-looking statements are subject to certain risks, uncertainties and assumptions, including those identified in this release or disclosed from time to time in the Company’s filings with the Securities and Exchange Commission (the “SEC”). Factors that could cause actual results to differ from the Company’s expectations include changes in market conditions, changes in commodity prices, changes in supply and demand for oil and gas, changes in demand for our services, availability of financing and capital, the Company’s liquidity, the Company’s compliance with covenants under its credit agreements, geopolitical events, availability of equipment and personnel and other factors described in the Company’s public disclosures and filings with the SEC, including those described under “Risk Factors” in our annual report on Form 10-K filed on March 14, 2019 and in our quarterly reports on Form 10-Q. As a result of these factors, actual results may differ materially from those indicated or implied by forward-looking statements.

Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, the company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

- Tables to Follow -

U.S. WELL SERVICES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited and amounts in thousands except for active fleets and per share amounts)

	Three Months
	March 31, 2019	December 31, 2018	March 31, 2018

Statement of Operations Data:
Revenue	$139,772	$118,436	$171,606
Costs and expenses:
Cost of services (excluding depreciation and amortization)	109,681	105,788	138,428
Depreciation and amortization	37,844	30,893	25,920
Selling, general and administrative expenses	8,620	19,634	4,337
Loss on disposal of assets	6,904	2,858	2,929
Loss from operations	(23,277)	(40,737)	(8)
Interest expense, net	(5,115)	(10,964)	(7,401)
Loss on extinguishment of debt	-	(190)	-
Other income	27	2	317
Loss before income taxes	(28,365)	(51,889)	(7,092)
Income tax expense	124	352	-
Net loss	(28,489)	(52,241)	(7,092)
Net loss attributable to noncontrolling interest	(6,217)	(4,918)	-
Net loss attributable to U.S. Well Services, Inc.	$(22,272)	$(47,323)	$(7,092)

Net lost attributable to U.S. Well Services, Inc. stockholders per common share (1):
Basic and diluted	(0.45)	(0.96)	(0.14)
Weighted average common shares outstanding:
Basic and diluted	47,398	47,779	47,940

Other Financial and Operational Data
Capital Expenditures (2)	155,111	87,989	12,937
Adjusted EBITDA (3)	27,984	19,530	31,489
Average Active Fleets	11.0	9.0	10.0

(1) Due to the Company's combination with the SPAC which was accounted for as a reverse recapitalization, earnings per share has been recast to reflect the Company's capital structure post-combination for all comparative periods.

(2) Capital expenditures presented above are shown on an accrual basis, including capital expenditures in accounts payable, accrued liabilities and under equipment financing arrangements.

(3) Adjusted EBITDA is a Non-GAAP Financial Measure. See the tables entitled "Reconciliation and Calculation of Non-GAAP Financial and Operational Measures" below.

U.S. WELL SERVICES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited, amounts in thousands except shares)

	Year Ended
	March 31, 2019	December 31, 2018
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$19,395	$29,529
Restricted cash	509	507
Accounts receivable (net of allowance for doubtful accounts of
$189 in 2019 and 2018)	84,141	58,026
Inventory, net	11,912	9,413
Prepaids and other current assets	12,169	16,437
Total current assets	128,126	113,912
Property and equipment, net	447,126	331,387
Intangible assets, net	25,991	27,890
Goodwill	4,971	4,971
Deferred financing costs, net	1,800	2,070
TOTAL ASSETS	$608,014	$480,230
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$158,475	$89,360
Accrued expenses and other current liabilities	25,766	17,044
Notes payable	2,381	4,560
Current portion of long-term equipment financing	12,390	3,263
Current portion of long-term capital lease obligation	18,521	25,338
Current portion of long-term debt	-	900
Total current liabilities	217,533	140,465
Long-term equipment financing	37,550	8,304
Long-term capital lease obligation	4,210	-
Long-term debt	135,366	91,112
TOTAL LIABILITIES	394,659	239,881

STOCKHOLDERS' EQUITY
Class A Common Stock, par value of $0.0001 per share; 400,000,000 shares
authorized; 52,927,034 shares issued and outstanding as of March 31, 2019 and 49,254,760 issued and outstanding as of December 31, 2018	5	5
Class B Common Stock, par value of $0.0001 per share; 20,000,000 shares
authorized; 13,937,332 shares issued and outstanding as of March 31, 2019 and December 31, 2018	1	1
Additional paid in capital	206,008	204,928
Accumulated deficit	(39,560)	(17,383)
Total stockholders' equity attributable to U.S. Well Services, Inc.	166,454	187,551
Noncontrolling interest	46,901	52,798
Total Stockholders' Equity	213,355	240,349
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$608,014	$480,230

Total Stockholders' Equity	$608,014	$480,230

Weighted average shares outstanding	49,007,234	49,508,995
Cancellable Class A shares	(1,609,677)	(1,609,677)
Basic weighted average shares outstanding	47,397,557	47,899,318

Book Value per Share	$12.83	$10.03

U.S. WELL SERVICES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

THREE MONTHS ENDED MARCH 31, 2019 AND 2018

(unaudited and amounts in thousands)

	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(28,489)	$(7,092)
Adjustments to reconcile net loss to cash provided by (used in)
operating activities:
Depreciation and amortization	37,844	25,920
Loss on disposal of assets	6,904	2,929
Non-cash interest	-	3,525
Share-based compensation expense	1,059	1,012
Other noncash items	1,097	1,047
Changes in working capital	(5,402)	(179)
Net cash provided by operating activities	13,013	27,162
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(52,442)	(7,770)
Net cash used in investing activities	(52,442)	(7,770)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of revolving credit facility	9,025	-
Proceeds from issuance of long-term debt	35,000
Proceeds from issuance of note payable	-	1,394
Repayments of note payable	(2,179)	(784)
Repayments of amounts under equipment financing agreements	(6,683)	(4,066)
Principal payments under finance lease obligation	(4,379)	(2,273)
Other	(1,487)	-
Net cash provided by financing activities	29,297	(5,729)
Net increase (decrease) in cash and cash equivalents and restricted cash	(10,132)	13,663
Cash and cash equivalents and restricted cash, beginning of period	30,036	5,923
Cash and cash equivalents and restricted cash, end of period	$19,904	$19,586

Non-GAAP Financial Measures

The Company reports its financial results in accordance with GAAP. The Company believes, however, that certain non-GAAP performance measures allow external users of its consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, to more effectively evaluate its operating performance and compare the results of its operations from period to period and against the Company’s peers without regard to the Company’s financing methods, hedging positions or capital structure. Additionally, the Company believes the use of certain non-GAAP measures highlights trends in the Company’s business that may not otherwise be apparent when relying solely on GAAP measures.

Reconciliation of Net Income to Adjusted EBITDA

EBITDA and Adjusted EBITDA are non-GAAP financial measures and should not be considered as a substitute for net income (loss), operating income (loss) or any other performance measure derived in accordance with GAAP or as an alternative to net cash provided by operating activities as a measure of the Company’s profitability or liquidity. The Company’s management believes EBITDA and Adjusted EBITDA are useful because they allow external users of its consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, to more effectively evaluate the Company’s operating performance, compare the results of its operations from period to period and against the Company’s peers without regard to the Company’s financing methods, hedging positions or capital structure and because it highlights trends in the Company’s business that may not otherwise be apparent when relying solely on GAAP measures. The Company believes EBITDA and Adjusted EBITDA are important supplemental measures of its performance that are frequently used by others in evaluating companies in its industry. Because EBITDA and Adjusted EBITDA exclude some, but not all, items that affect net income (loss) and may vary among companies, the EBITDA and Adjusted EBITDA that the Company presents may not be comparable to similarly titled measures of other companies.

The Company defines EBITDA as earnings before interest, income taxes, depreciation and amortization. The Company defines Adjusted EBITDA as EBITDA excluding the following: loss on disposal of assets; share-based compensation; impairments; and other items that the Company believes to be non-recurring in nature.

U.S. WELL SERVICES, INC.

RECONCILIATION OF EBITDA AND ADJUSTED EBITDA (NON-GAAP) TO NET INCOME (GAAP)

(unaudited, amounts in thousands)

	Three Months Ended
	March 31, 2019	December 31, 2018	March 31, 2018
Net income (loss)	$(28,489)	$(52,241)	$(7,092)
Interest expense, net	5,115	10,964	7,401
Income tax expense	124	352	-
Depreciation and amortization	37,844	30,893	25,920
EBITDA	14,594	(10,032)	26,229
Loss on disposal of assets (a)	6,904	2,858	2,929
Share based compensation (b)	1,059	17,830	1,012
Certain non-productive time (c)	-	-	900
Fleet start-up and relocation costs (d)	3,992	3,339	280
Restructuring and transaction related costs (e)	1,435	2,126	139
Loss on extinguishment of debt (f)	-	190	-
Terminated vendor contract (g)	-	3,219	-
Adjusted EBITDA	$27,984	$19,530	$31,489

(a) Represents net losses on the disposal of property and equipment.

(b) Represents non-cash share-based compensation.

(c) Represents revenue shortfall associated with non-productive time due to sand mine issues with a customer. The delays were caused by excessive wait times at the customer’s chosen sand mine as sand mine operations were starting up and have since been addressed. Additionally, the Company has come to an agreement with the customer to better define how non-productive time caused by sand mine delays are to be split between the two parties. As such, the Company does not anticipate, nor has experienced, additional material revenue shortfalls related to delays at the customer’s sand mine moving forward.

(d) Represents non-recurring costs related to the start-up and relocation of hydraulic fracturing fleets.

(e) Represents non-recurring third-party professional fees and other costs including costs related to financing transactions, the capital restructuring and the potential sale of U.S. Well Services, LLC.

(f) Represents non-recurring costs related to debt extinguishment.

(g) Represents non-recurring accrued costs related to disputed charges under a vendor contract that was subsequently terminated.